UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 2, 2016

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On September 7, 2016, Pier 1 Imports, Inc. (the “Company”) issued a press release providing preliminary financial data regarding the Company’s second quarter ended August 27, 2016.  A copy of this press release is attached as Exhibit 99.1 and is being furnished, not filed, under item 2.02 of this Report on Form 8-K.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On September 2, 2016, the Company agreed with Alexander W. Smith, the Company’s President and Chief Executive Officer, that (i) his Employment Agreement dated as of June 13, 2012 (the “Employment Agreement”) will not be renewed for fiscal 2018 and that his employment with the Company will terminate effective December 31, 2016, or such earlier date as either of the parties may determine, and (ii) his termination of employment is “without cause” as provided in the Employment Agreement. Mr. Smith’s planned departure was announced in a press release dated September 7, 2016.  A copy of this press release is attached as Exhibit 99.2.  Mr. Smith will resign as a director effective upon his termination of employment.

(e)       The Company, its subsidiary Pier 1 Services Company and Mr. Smith have entered into a Mutual Termination Agreement and General Release dated September 2, 2016 (the “Termination Agreement” and together with the Employment Agreement, the “Agreements”) setting forth various agreements and understandings between the parties regarding the termination of Mr. Smith’s employment. The Termination Agreement modifies the Employment Agreement in the following respects:

  Mr. Smith may terminate his employment before December 31, 2016 by providing the Company with ten days prior written notice; the Company may terminate Mr. Smith’s employment at any time prior to December 31, 2016 upon written notice. Following his termination of employment, Mr. Smith will receive the severance compensation provided in Section 7(b) of the Employment Agreement.
  For tax purposes Mr. Smith was deemed vested in his outstanding unvested restricted stock grants upon the execution of the Termination Agreement. The necessary shares have been cancelled to cover taxes on the resulting amounts of taxable income in accordance with the terms of the grants. The remaining shares under the restricted stock grants will not be available to Mr. Smith until the termination of his employment.
  If the Company notifies Mr. Smith that his employment is being terminated by the Company for “cause” as defined in Section 6(d)(iii) or (v) of the Employment Agreement he may elect to terminate his employment prior to the end of the applicable cure period by notice to the Company and will be deemed to have cured the asserted cause.
  Mr. Smith provides a broad general release of the Company, its affiliates, officers, directors, employees and advisors and agrees to cooperate with the Company in responding to legal matters affecting the Company.

The Employment Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 14, 2012, and the Termination Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The descriptions of the terms of the Agreements provided herein are qualified in their entirety by reference to those documents, which are incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

On September 7, 2016, the Company issued a press release announcing that it will distribute its second quarter fiscal 2017 financial results after market close on Wednesday, September 28, 2016, followed by a conference call at 4:00 p.m. Central Time that day.  The call will be hosted by Alex Smith, President and Chief Executive Officer, and Jeff Boyer, Executive Vice President and Chief Financial Officer.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Mutual Termination Agreement and General Release dated September 2, 2016 among Pier 1 Imports, Inc., Pier 1 Services Company and Alexander W. Smith

99.1

Press release dated September 7, 2016, providing preliminary financial data regarding the Company’s second quarter ended August 27, 2016 and announcing that the Company will distribute its second quarter fiscal 2017 financial results after market close on Wednesday, September 28, 2016, followed by a conference call at 4:00 p.m. Central Time that day.

99.2	Press release dated September 7, 2016, announcing that Alexander W. Smith will step down as the Company’s CEO effective December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	September 7, 2016	By:	/s/ Michael A. Carter
Michael A. Carter, Executive Vice President
Compliance and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Mutual Termination Agreement and General Release dated September 2, 2016 among Pier 1 Imports, Inc., Pier 1 Services Company and Alexander W. Smith

99.1

Press release dated September 7, 2016, providing preliminary financial data regarding the Company’s second quarter ended August 27, 2016 and announcing that the Company will distribute its second quarter fiscal 2017 financial results after market close on Wednesday, September 28, 2016, followed by a conference call at 4:00 p.m. Central Time that day.

99.2	Press release dated September 7, 2016, announcing that Alexander W. Smith will step down as the Company’s CEO effective December 31, 2016.